UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	January 15, 2009

TierOne Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	000-50015	04-3638672
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1235 “N” Street, Lincoln, Nebraska 68508
(Address of principal executive offices, including zip code)
(402) 475-0521
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 15, 2009, TierOne Bank (“Bank”), the wholly owned subsidiary of TierOne Corporation (“Company”), entered into a supervisory agreement with the Office of Thrift Supervision (“OTS”), the Bank’s primary federal regulator, in response to regulatory concerns raised in the Bank’s most recent regulatory examination by the OTS and to address the current economic environment facing the banking and financial industry.

The agreement requires, among other things, (A) the review, and where appropriate, revisions to (i) loan policies, procedures and reporting; (ii) credit administration and underwriting; (iii) asset classification; (iv) allowance for loan and lease loss analysis; and (v) internal asset review; (B) enhanced management oversight including restrictions on changes in compensation arrangements; and (C) strengthening the Bank’s capital position, including a requirement that the Bank maintain a minimum core capital ratio of 8.5% and a minimum total risk-based capital ratio of 11.0%. At September 30, 2008, the Bank’s core and risk-based capital ratios were 9.0% and 11.4%, respectively, both in excess of the higher required levels prior to taking into account a $10.0 million capital contribution made by the Company to the Bank in October 2008. As recently reported, the Company made capital contributions to the Bank totaling $29.1 million during the first ten months of 2008. The supervisory agreement also prohibits capital distributions by the Bank and the acceptance of brokered deposits. The Company agreed to maintain the Bank’s regulatory capital (at the levels described above) as well as to not pay dividends on its common stock, make payments on its trust preferred securities and repurchase any shares of its common stock until OTS issues its written notice of non-objection. The supervisory agreement will remain in effect until modified, suspended or terminated by the OTS.

The Board of Directors and senior management of the Company and the Bank are committed to thoroughly and expeditiously addressing and resolving all issues raised in the supervisory agreement on a timely basis. The Bank has already fulfilled many of the obligations set forth in the supervisory agreement and is in the process of undertaking several actions to comply with the remaining requirements imposed by the supervisory agreement. Compliance with the supervisory agreement is not expected to have a material adverse effect on the Company’s or the Bank’s business or operations.

Statements contained in this Current Report on Form 8-K which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. Factors which could result in material variations include, but are not limited to, unanticipated events related to the supervisory agreement or actions by regulators; and the inability of the Bank and the Company to comply with the supervisory agreement. These factors should be considered in evaluating the forward-looking statements and undue reliance should not be placed on such statements.

Item 7.01. Regulation FD Disclosure.

On January 15, 2009, the Company issued a press release, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, announcing the entry into the supervisory agreement.

Item 9.01. Financial Statements and Exhibits.

(a) - (c) Not applicable.

(d) Exhibits.

The following exhibit is attached to this Current Report on Form 8-K:

99.1	Press Release of TierOne Corporation, dated January 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIERONE CORPORATION
Date: January 15, 2009	By: /s/ Gilbert G. Lundstrom
Gilbert G. Lundstrom
Chairman of the Board and
Chief Executive Officer